Exhibit 23(i)11

                               FAEGRE & BENSON LLP
                  2200 NORWEST CENTER, 90 SOUTH SEVENTH STREET
                        MINNEAPOLIS, MINNESOTA 55402-3901
                             TELEPHONE 612-336-3000
                             FACSIMILE 612-336-3026



                                                   February 22, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

        Re:    First Investors Multi-State Insured Tax Free Fund
               -------------------------------------------------

Gentlemen:

        We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Statement of Additional Information. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/Faegre & Benson LLP
                                                   FAEGRE & BENSON LLP

BAA:fradm